Exhibit 99.1

Vivid Seats Tops Marketplace GOV Records Again & Reports 2021 Results

Full Year 2021 Marketplace GOV of $2.4 billion and Revenues of $443 million

CHICAGO, IL – March 10, 2022 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”, “we” or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the fourth quarter and year ended December 31, 2021.

Full Year 2021 Key Operational and Financial Metrics:

•
Marketplace Gross Order Value ("Marketplace GOV") of $2.4 billion
•
Revenues of $443.0 million
•
Net loss of $19.1 million
•
Adjusted EBITDA of $109.9 million

The Company's strong financial performance in 2021 enabled numerous investments including an updated Vivid Seats brand, significant product enhancements and an upgraded version of our loyalty program, Vivid Seats Rewards. In addition, in December Vivid Seats acquired Betcha Sports, a real money daily fantasy sports app that provides our customers a unique and innovative way to engage in daily fantasy sports gaming.

“2021 was a comeback year as we saw a rapid return of live events starting in Q2 alongside the roll-out of COVID-19 vaccination programs across the country”, said Stan Chia, Vivid Seats CEO. “Nothing beats the thrill of live, and we continue to stay focused on helping fans create memorable experiences effortlessly. As we close out our first fiscal year as a public company with another record setting quarter, our strong financial results coupled with our strategic investments position us well for 2022 and beyond.”

Fourth Quarter 2021 Key Operational and Financial Metrics:

•
Marketplace GOV of $876.5 million
•
Revenues of $163.9 million
•
Net income of $0.3 million
•
Adjusted EBITDA of $27.5 million

Fourth quarter 2021 performance set new company records for Marketplace GOV and Revenues despite the ongoing impact of COVID-19 and, most recently, the Omicron variant. Fourth quarter performance also enabled the Company to exceed the high end of its full year guidance across each of Marketplace GOV, Revenues and Adjusted EBITDA.

“Vivid Seats gained momentum with another record setting quarter for Marketplace GOV and revenues,” said Lawrence Fey, CFO. “In the fourth quarter, we invested significant amounts in our new brand. These investments drove meaningful improvements in awareness while accounting for the quarter-over-quarter decline in Adjusted EBITDA. We continue to view brand awareness as an important investment with meaningful long-term benefits.”

Key Performance Indicators ('000s)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Marketplace GOV(1)	$876,467	$37,951	$2,399,092	$347,259
Total Marketplace orders(2)	2,277	78	6,637	1,066
Total Resale orders(3)	78	7	199	49
Adjusted EBITDA(4)	$27,522	$(13,519)	$109,869	$(80,204)

(1)
Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. During the three months ended December 31, 2021, Marketplace GOV was negatively impacted by event cancellations in the amount of $33.3 million compared to $18.9 million for the three months ended December 31, 2020. During the year ended December 31, 2021, Marketplace GOV was negatively impacted by event cancellations in the amount of $108.0 million compared to $216.0 million for the year ended December 31, 2020.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2021, our Marketplace segment experienced 71,422 event cancellations compared to 40,091 event cancellations during the three months ended December 31, 2020. During the year ended December 31, 2021, our Marketplace segment experienced 257,109 event cancellations, compared to 549,085 event cancellations during the year ended December 31, 2020.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of event cancellations that occurred during that period. During the three months ended December 31, 2021, our Resale segment experienced 1,660 event cancellations compared to 715 event cancellations during the three months ended December 31, 2020. During the year ended December 31, 2021, our Resale segment experienced 6,165 event cancellations, compared to 20,644 event cancellations during the year ended December 31, 2020.
(4)
Adjusted EBITDA is not a measure defined under U.S. Generally Accepted Accounting Principles (“GAAP”). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Refer to the “Use of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to its most directly comparable GAAP measure.

2022 Financial Outlook

Vivid Seats anticipates Marketplace GOV, Revenues and Adjusted EBITDA for the year ending December 31, 2022 to be:

•
Marketplace GOV in the range of $2.7 billion to $3.0 billion
•
Revenues in the range of $510.0 million to $550.0 million
•
Adjusted EBITDA in the range of $110.0 million to $115.0 million(5)

Additional detail around the 2022 outlook will be available on the fourth quarter 2021 earnings call.

(5)
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking GAAP net income (loss), the most directly comparable GAAP measure. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts.

Webcast Details

The Company will host a webcast at 8:30 a.m. Eastern Time today to discuss the fourth quarter and full year 2021 financial results. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as America’s Best Company for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

Certain statements made in this presentation are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this presentation may be forward-looking statements. Forward-looking statements in this presentation include, but are not limited to, statements regarding our future results of operations and financial position, including our expectations regarding Marketplace Gross Order Value, revenues and Adjusted EBITDA and the impact of our investments; our competitive positioning; our business strategy; and the plans and objectives of management for future operations. When used in this presentation, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the continuing impact of the COVID-19 pandemic, the timing and manner of the resumption of large-scale sporting events, concerts and theater shows, our relationships with buyers, sellers and distribution partners, changes in Internet search engine algorithms or changes in marketplace rules, competition in the ticketing industry, the willingness of artists, teams and promoters to continue to support the secondary ticket market, and our ability to maintain and improve our platform and brand or develop successful new solutions and enhancements or improve existing ones, the impact of potential unfavorable legislative developments, the success of our acquisition of Betcha Sports, Inc., our ability to obtain subsequent debt refinancing, the impact of system interruption and the lack of integration and redundancy in our systems and infrastructure, the impact of cyber security risks, data loss or other breaches of our network security, our being a controlled company, and other risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Copouls

Kate.Copouls@vividseats.com

Ashley DeSimone

Ashley.DeSimone@icrinc.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share/unit data)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$489,530	$285,337
Restricted cash	280	—
Accounts receivable – net	36,124	35,250
Inventory – net	11,773	7,462
Prepaid expenses and other current assets	72,504	80,066
Total current assets	610,211	408,115
Property and equipment – net	1,082	—
Intangible assets – net	78,511	67,024
Goodwill	718,204	683,327
Other non-current assets	787	664
Total assets	$1,408,795	$1,159,130
Liabilities and equity (deficit)
Current liabilities:
Accounts payable	$191,201	$62,769
Accrued expenses and other current liabilities	281,156	256,134
Deferred revenue	25,139	5,956
Current maturities of long-term debt	—	6,412
Total current liabilities	497,496	331,271
Long-term debt – net	460,132	870,903
Other liabilities	25,834	510
Total long-term liabilities	485,966	871,413
Commitments and contingencies
Redeemable Preferred Units and noncontrolling interests
Redeemable Senior Preferred Units - $0 par value; 0 and 100 units authorized, issued, and outstanding at December 31, 2021 and 2020, respectively (aggregate involuntary liquidation preference of $0 and $214,008 at December 31, 2021 and 2020, respectively)	—	218,288
Redeemable Preferred Units - $0 par value; 0 and 100 units authorized, issued, and outstanding at December 31, 2021 and 2020, respectively	—	9,939
Redeemable noncontrolling interests	1,286,016	—
Shareholders' deficit
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 79,091,871 issued and outstanding at December 31, 2021; 0 shares authorized, issued, and outstanding at December 31, 2020	8	—
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 118,200,000 issued and outstanding at December 31, 2021; 0 shares authorized, issued, and outstanding at December 31, 2020	12	—
Additional paid-in capital	182,091	755,716
Accumulated deficit	(1,042,794)	(1,026,675)
Accumulated other comprehensive loss	—	(822)
Total Shareholders' deficit	(860,683)	(271,781)
Total liabilities, Redeemable Preferred Units and noncontrolling interests, and Shareholders' deficit	$1,408,795	$1,159,130

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share/unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenues	$163,888	$1,395	$443,038	$35,077
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	36,231	2,380	90,617	24,690
Marketing and selling	76,610	3,029	181,358	38,121
General and administrative	4,684	12,747	92,170	66,199
Depreciation and amortization	816	190	2,322	48,247
Impairment charges	—	—	—	573,838
Income (loss) from operations	45,547	(16,951)	76,571	(716,018)
Other expenses:
Interest expense – net	7,702	16,406	58,179	57,482
Loss on extinguishment of debt	35,828	—	35,828	685
Other expenses	1,389	—	1,389	—
Income (loss) before income taxes	$628	$(33,357)	$(18,825)	$(774,185)
Income tax expense	304	—	304	—
Net income (loss)	324	(33,357)	(19,129)	(774,185)
Net income (loss) attributable to Hoya Intermediate, LLC shareholders prior to reverse recapitalization	6,617	(33,357)	(12,836)	(774,185)
Net loss attributable to redeemable noncontrolling interests	(3,010)	—	(3,010)	—
Net loss attributable to Class A Common Stockholders	$(3,283)	$—	$(3,283)	$—

VIVID SEATS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(19,129)	$(774,185)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,322	48,247
Amortization of deferred financing costs and interest rate cap	4,472	3,863
Loss on disposal of long-lived assets	—	169
Equity-based compensation expense	6,047	4,287
Loss on extinguishment of debt	35,828	685
Interest expense paid-in-kind	25,214	15,678
Change in fair value of warrants	1,389	—
Impairment charges	—	573,838
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(874)	(10,250)
Inventory	(4,311)	4,094
Prepaid expenses and other current assets	7,623	(67,584)
Accounts payable	128,160	(28,674)
Accrued expenses and other current liabilities	14,196	195,404
Deferred revenue	19,183	24
Other assets and liabilities	(189)	512
Net cash provided by (used in) operating activities	219,931	(33,892)
Cash flows from investing activities
Cash acquired (paid) in acquisition	301	—
Purchases of property and equipment	(1,132)	(341)
Purchases of personal seat licenses	(76)	—
Investments in developed technology	(8,438)	(7,264)
Net cash used in investing activities	(9,345)	(7,605)
Cash flows from financing activities
Proceeds from PIPE Financing	475,172	—
Proceeds from the Merger Transaction	277,738	—
Redemption of Redeemable Senior Preferred Units	(236,026)	—
Payments of May 2020 First Lien Loan	(304,141)	—
Payments of June 2017 First Lien Loan	(153,009)	(5,856)
Prepayment penalty on extinguishment of debt	(27,974)	—
Proceeds from May 2020 First Lien Loan	—	260,000
Proceeds from Revolving Facility	—	50,000
Payments of Revolving Facility	—	(50,000)
Payments of deferred financing costs and other debt-related costs	—	(8,479)
Distributions	—	(120)
Payment of reverse recapitalization costs	(20,175)	—
Dividends paid to Class A Common Stock Shareholders	(17,698)	—
Net cash (used in) provided by financing activities	(6,113)	245,545
Net increase in cash, cash equivalents, and restricted cash	204,473	204,048
Cash and cash equivalents – beginning of period	285,337	81,289
Cash, cash equivalents, and restricted cash – end of period	$489,810	$285,337

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP measure, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because it excludes the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.

Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further limitations of Adjusted EBITDA are that it does not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring, such as interest expense, equity-based compensation, litigation, settlements and related costs and change in value of warrants. In addition, other companies may calculate Adjusted EBITDA differently than us, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from Adjusted EBITDA.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) for each of the periods indicated (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss)	$324	$(33,357)	$(19,129)	$(774,185)
Income tax expense	304	—	304	—
Interest expense	7,702	16,406	58,179	57,482
Depreciation and amortization	816	190	2,322	48,247
Sales tax liability(1)	(25,605)	1,813	8,956	6,772
Transaction costs(2)	4,015	—	12,852	359
Equity-based compensation(3)	2,576	812	6,047	4,287
Loss on extinguishment of debt(4)	35,828	—	35,828	685
Litigation, settlements and related costs(5)	173	510	2,835	1,347
Impairment charges(6)	—	—	—	573,838
Loss on asset disposals(7)	—	—	—	169
Severance related to COVID-19(8)	—	107	286	795
Change in value of warrants(9)	1,389	—	1,389	—
Adjusted EBITDA	27,522	(13,519)	109,869	(80,204)

(1) We have historically incurred sales tax expense in jurisdictions where we expected to remit sales tax payments but were not yet collecting from customers. During the second half of 2021, we began collecting sales tax from customers in all required states. The sales tax liability presented herein represents the exposure for sales tax prior to the date we began collecting sales tax from customers reduced by abatements received.

(2) Transaction costs consist of legal; accounting; tax and other professional fees; as well as personnel-related costs, which consist of severance and retention bonuses; and integration costs. In October 2021, Horizon Acquisition Corporation, a publicly traded special purpose acquisition company merged with us (the “Merger Transaction”), upon which the separate corporate existence of Horizon ended and we remained as the surviving entity. Transaction costs recognized in 2021 were related to the Merger Transaction, to the extent they were not eligible for capitalization, and the acquisition of Betcha Sports, Inc. Transaction costs recognized in 2020 were related to the acquisition of Fanxchange Ltd. in 2019.

(3) We incur equity-based compensation expenses for profits interests issued prior to the Merger Transaction and equity granted according to the 2021 Incentive Award Plan ("2021 Plan"), which we do not consider to be indicative of our core operating performance. The 2021 Plan was approved and adopted in order to facilitate the grant of equity incentive awards to our employees and directors. The 2021 Plan became effective on October 18, 2021.

(4) Losses incurred resulted from the retirement of the May 2020 First Lien Loan and fees paid related to the early payment of a portion of the principal of the June 2017 First Lien Loan in October 2021 and the retirement of the revolving credit facility in May 2020.

(5) These expenses relate to external legal costs and settlement costs, which were unrelated to our core business operations.

(6) We incurred impairment charges triggered by the effects of the COVID-19 pandemic during the year ended December 31, 2020. The impairment charges resulted in a reduction in the carrying values of our goodwill, indefinite-lived trademark, definite-lived intangible assets, and other long-lived assets.

(7) We incur losses on asset disposals, which are not considered indicative of our core operating performance.

(8) These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the COVID-19 pandemic during the years ended December 31, 2021 and 2020.

(9) These expenses relate to the modification of the terms of the Class A Public Warrants in connection with the Merger Transaction and revaluation of Hoya Intermediate Warrants following the Merger Transaction.